Exhibit 99.1

Femasys Inc. Regains Compliance with Nasdaq Listing Requirements

ATLANTA, October 11, 2023 -- Femasys Inc. (Nasdaq: FEMY), a biomedical company focused on meeting significant unmet needs for women worldwide with a broad portfolio of in-office, accessible solutions, including a lead late-clinical stage product candidate and innovative diagnostic products, today announced that it has it has received notice from The Nasdaq Stock Market LLC (Nasdaq) informing Femasys that it has regained compliance with the minimum bid price requirement under NASDAQ Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market. Consequently, Femasys is now in compliance with all applicable listing standards and its common stock will continue to be listed on The Nasdaq Capital Market.

Femasys was previously notified by Nasdaq on June 1, 2023 that it was not in compliance with the minimum bid price rule (“the Rule”) because its common stock failed to meet the closing bid price of $1.00 or more for 30 consecutive business days. In order to regain compliance with the Rule, the Company was required to maintain a minimum closing bid price of $1.00 or more for at least 10 consecutive trading days. This requirement was met on October 9, 2023, the tenth consecutive trading day when the closing bid price of the Company’s common stock was over $1.00.

About Femasys

Femasys is a biomedical company focused on meeting significant unmet needs for women worldwide with a broad portfolio of in-office, accessible solutions, including a lead revolutionary late-clinical stage product candidate and FDA-cleared, innovative therapeutic and diagnostic products. Femasys’ FemBloc® permanent birth control in late-stage clinical development is the first and only non-surgical, in-office, permanent birth control method intended to be a safer option for women at substantially less cost than the long-standing surgical alternative. Femasys’ FemaSeed® Intratubal Insemination, an innovative infertility treatment designed to deliver sperm directly where conception occurs, is now FDA-cleared and has received regulatory approval in Canada. The Company has developed diagnostic products that are complementary for which it has achieved regulatory approvals to market in the U.S., Canada and other non-U.S. territories, and which are commercial-ready due to its in-house manufacturing capabilities. The Company’s diagnostic products include FemVue® for fallopian tube assessment by ultrasound, which can be used in conjunction with FemCath®, an intrauterine catheter for selective fallopian tube evaluation, and FemCerv®, an endocervical tissue sampler for cervical cancer diagnosis. Learn more at www.femasys.com, or follow us on X, Facebook and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. Forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “pending,” “intend,” “believe,” “potential,” “hope,” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on our current expectations and are subject to inherent uncertainties, risks and assumptions, many of which are beyond our control, difficult to predict and could cause actual results to differ materially from what we expect. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ include, among others: our ability to develop and advance our current product candidates and programs into, and successfully initiate, enroll and complete, clinical trials; the ability of our clinical trials to demonstrate safety and effectiveness of our product candidates and other positive results; estimates regarding the total addressable market for our product candidates; our business model and strategic plans for our products, technologies and business, including our implementation thereof; and those other risks and uncertainties described in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 and other reports as filed with the SEC. Forward-looking statements contained in this press release are made as of this date, and Femasys undertakes no duty to update such information except as required under applicable law.

Contacts:

Investors
Chuck Padala
LifeSci Advisors, LLC
917-741-7792
chuck@lifesciadvisors.com

Femasys Inc.
Investor Contact:
IR@femasys.com

Media Contact:
Media@femasys.com